Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 19, 2005 except for Note 15, as to which the date is December 27, 2005 relating to the consolidated financial statements of Stroud Energy, Inc. (formerly Stroud Oil Properties, Inc.), which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSE COOPERS LLP

Fort Worth, Texas

December 27, 2005